WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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22-Apr-98  /WLK
                              PERFORMANCE CALCULATION
                         COLONIAL NEWPORT TIGER FUND - CLASS C
                              Fiscal Year End: 12/31/97
                               Inception Date: 4/01/95

                                                          SINCE INCEPTION
                 1 YEAR ENDED 12/31/97                   4/1/95 TO 12/31/97

                Standard      Non-Standard         Standard       Non-Standard


Initial Inv.     $1,000.00     $1,000.00          $1,000.00        $1,000.00

Amt. Invested    $1,000.00     $1,000.00          $1,000.00        $1,000.00
Initial NAV         $13.66        $13.66             $10.86           $10.86
Initial Shares       73.206        73.206             92.081           92.081

Shares From Dist.     0.220         0.220              0.770            0.770
End of Period NAV    $8.94         $8.94              $8.94            $8.94

CDSC Rate             0.65%
Total Return        -35.01%       -34.36%            -16.99%          -16.99%

Average Annual
Total Return        -35.01%       -34.36%             -6.53%           -6.53%



                                                      35795
                                                      34790
                                                       1006




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